Exhibit 10.1

Termination and Release Agreement
to the
Commercial Supply Contract

between

Prothena Biosciences Limited (formerly Prothena Therapeutics Limited)
Adelphi Plaza
Upper George's Street
Dún Laoghaire
Co. Dublin
A96 T927
Ireland

(“Customer“)

and

Rentschler Biopharma SE
Erwin-Rentschler-Straße 21,
88471 Laupheim,
Germany

(“Rentschler“)

Customer and Rentschler each referred to as a “Party” and collectively as the “Parties”.

WHEREAS, Rentschler and Customer entered into a Commercial Supply Contract, effective November 9, 2016, relating to the commercial supply of Product (the “CSC”).

WHEREAS, Customer has decided to discontinue the development of the Product.

WHEREAS, Customer and Rentschler wish to document the Parties’ agreement with respect to early termination of the CSC.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1.	The capitalized terms used in this Termination and Release Agreement shall have the meaning as defined herein or, as applicable, the same meaning as defined in the CSC.

2.
Notwithstanding any of the terms and conditions of the CSC, Prothena hereby agrees to pay EURO 4,100,000 (four point one million EURO; the “Termination Fee”) in full and final settlement of any and all remaining payments owed by Prothena under the CSC, including without limitation, any and all Exit Fees. Rentschler shall submit an invoice for such Termination Fee to Prothena, and Prothena shall pay such Termination Fee within 15 days after receipt of such invoice.

3.	Notwithstanding any of the terms and condition of the CSC, upon Rentscher’s receipt of the Termination Fee,

a.	the CSC shall be deemed terminated; and

b.
Rentschler hereby releases and discharges Prothena from any and all claims, causes of action, demands, damages, liabilities or expenses under the CSC, including without limitation, any and all Exit Fees.

4.	The provisions of Section 16 (Documents), 17 (Confidentiality) (for the period set forth therein), and 24-32 shall survive termination of the CSC.

5.
This Termination and Release Agreement shall be effective shall mean the date on which the Agreement is executed by the duly authorized representatives of each of the Parties hereto. If the Agreement is not executed by all Parties on the same date, the last date of execution shall be the effective date (the “Termination and Release Agreement Effective Date”).

Signature page follows.

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6.	Signature page

IN WITNESS WHEREOF, the Parties have executed this Termination and Release Agreement as of the date below.

Rentschler Biopharma SE Date: 19/7/18 Signature: /s/ Frank Mathias Name: Dr. Frank Mathias Position: CEO, Rentschler Biopharma SE	Rentschler Biopharma SE Date: 19.07.2018 Signature: /s/ Stefan Rampf Name: Stefan Rampf Position: CFO, Rentschler Biopharma SE
Prothena Biosciences Limited Date: July 20, 2018 Signature: /s/ Yvonne Tchrakian Name: Yvonne Tchrakian Position: Director	If second signature is required: Date: _________________________ Signature: _________________________ Name: _________________________ Position: _________________________

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